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                                                                    Exhibit 5(G)


                             DISTRIBUTION AGREEMENT


                             THE CHAPMAN FUNDS, INC.
                           DEM MULTI-MANAGER BOND FUND
                        The World Trade Center-Baltimore
                                   28th Floor
                              401 East Pratt Street
                            Baltimore, Maryland 21202



                                                               February 11, 1998


The Chapman Co.
The World Trade Center -- Baltimore
28th Floor
401 East Pratt Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

                  This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, The Chapman Funds, Inc. an open-end, diversified, management investment company organized as a corporation under the laws of the State of Maryland (the "Corporation"), on behalf of DEM Multi-Manager Bond Fund, a series of the Corporation (the "Fund"), has agreed that The Chapman Co. shall be, for the period of this Agreement, the distributor of shares of DEM Multi-Manager Bond Fund Investor Class and Institutional Class Common Stock, par value $.001 per share ("Investor Shares" and "Institutional Shares," respectively).

         1.       SERVICES AS DISTRIBUTOR

                  1.1 The Chapman Co. will act as agent for the distribution of the Investor Shares and Institutional Shares covered by the post-effective amendment to the Fund's registration statement on Form N-1A, under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") pertaining to the Investor Shares and the Institutional Shares of the Fund (the post-effective amendment to the registration statement, together with the prospectuses (the "prospectus") and statement of additional information (the "statement of additional information") included as part thereof, any amendments or supplements thereto, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "registration statement").


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The Chapman Co.
February 11, 1998
Page 2


                  1.2 The Chapman Co. agrees to use appropriate efforts to solicit orders for the sale of the Investor Shares and Institutional Shares at such prices and on the terms and conditions set forth in the registration statement and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

                  1.3 All activities by The Chapman Co. as distributor of the Investor Shares and Institutional Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  1.4 The Chapman Co. agrees to (a) provide one or more persons during normal business hours to respond to telephone questions concerning the Fund and its performance and (b) perform such other services as are described in the registration statement and in the Investor Class Distribution Plan (the "Investor Class Plan") and in the Institutional Class Distribution Plan (the "Institutional Class Plan"), each adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1") to be performed by The Chapman Co., without limitation, distributing and receiving subscription order forms and receiving written redemption requests.

                  1.5 (a) The Chapman Co. will be paid fees under the Investor Class Plan to compensate The Chapman Co. or enable The Chapman Co. to compensate other persons, ("Service Providers"), including any other distributor of Investor Shares, for providing: (i) services primarily intended to result in the sale of Investor Shares ("Investor Selling Services"), and (ii) stockholder servicing, administrative and accounting services ("Investor Administrative Services" and collectively with Investor Selling Services, "Investor Services"). Investor Selling Services may include, but are not limited to: the printing and distribution to prospective investors in Investor Shares of prospectuses and statements of additional information describing the Fund; the preparation, including printing, and distribution of sales literature, reports and media advertisements relating to the Investor Shares; providing telephone services relating to the Fund; distributing Investor Shares; costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, and related travel and entertainment expenses; and costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable. In providing compensation for Investor Selling Services in accordance with the Investor Class Plan, The Chapman Co. is


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The Chapman Co.
February 11, 1998
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expressly authorized (i) to make, or cause to be made, payments reflecting an allocation of overhead and other office expenses related to providing Investor Services; (ii) to make, or cause to be made, payments, or to provide for the reimbursement of expenses of, persons who provide support services in connection with the distribution of Investor Shares including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, and providing any other Investor Service; and (iii) to make, or cause to be made, payments to compensate selected dealers or other authorized persons for providing any Investor Services. Administrative Services may include, but are not limited to, (i) responding to inquiries of prospective investors regarding the Fund; (ii) services to stockholders not otherwise required to be provided by the Fund's custodian or any co-administrator; (iii) establishing and maintaining accounts and records on behalf of Fund stockholders; (iv) processing purchase, redemption and exchange transactions in Investor Shares; and (v) other similar services not otherwise required to be provided by the Fund's transfer agent or any co-administrator. Payments under the Investor Class Plan are not tied exclusively to the selling and administrative expenses actually incurred by The Chapman Co. or any Service Provider, and the payments may exceed expenses actually incurred by The Chapman Co. and/or a Service Provider. Furthermore, any portion of any fee paid to The Chapman Co. or to any of its affiliates by the Fund or any of their past profits or other revenue may be used in their sole discretion to provide services to stockholders of the Fund or to foster distribution of Investor Shares.

                           (b)  Pursuant to the Investor Class Plan, the Fund
will pay The Chapman Co. on the first business day of each quarter a fee for the previous quarter calculated at an annual rate of up to .75% of the average daily net assets of the Investor Shares of the Fund consisting of up to .50% as compensation for Investor Selling Services and .25% as compensation for Investor Administrative Services provided by The Chapman Co. to the Investor Shares pursuant to this Agreement.

                  1.6 (a) The Chapman Co. will be paid fees under the Institutional Class Plan to compensate The Chapman Co. or enable The Chapman Co. to compensate other persons, including any other distributor of the Institutional Shares or institutional stockholders of record of the Institutional Shares, including but not limited to retirement plans, broker-dealers, depository institutions, and other financial intermediaries ("Institutions"), who own Institutional Shares on behalf of their customers, clients or (in the case of retirement plans) participants ("Customers") and companies providing certain services to Customers (collectively with Institutions, "Service Organizations"), for providing (i) services primarily intended to result in the sale of the Institutional Shares ("Institutional Selling Services"), and (ii) stockholder servicing,


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The Chapman Co.
February 11, 1998
Page 4


administrative and accounting services to Customers ("Institutional Administrative Services").

                           (b)  The annual fee paid to The Chapman Co. with
respect to Institutional Selling Services will compensate The Chapman Co., or allow The Chapman Co. to compensate Service Organizations, to cover certain expenses primarily intended to result in the sale of the Institutional Shares, including, but not limited to: (i) costs of payments made to employees that engage in the distribution of the Institutional Shares; (ii) payments made to, and expenses of, persons who provide support services in connection with the distribution of the Institutional Shares, including, but not limited to, office space and equipment, telephone facilities, processing stockholder transactions and providing any other stockholder services not otherwise provided by the Fund's transfer agent; (iii) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (iv) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective holders of the Institutional Shares; (v) costs involved in preparing, printing and distributing sales literature pertaining to the Fund, and (vi) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable.

                           (c) The annual fee paid to The Chapman Co. with
respect to Institutional Administrative Services will compensate The Chapman Co., or allow The Chapman Co. to compensate Service Organizations, for personal service and/or the maintenance of Customer accounts, including but not limited to (i) responding to Customer inquiries, (ii) providing information on Customer investments, and (iii) providing other stockholder liaison services and for administrative and accounting services to Customers, including, but not limited to: (a) aggregating and processing purchase and redemption requests from Customers and placing net purchase and redemption orders with the Fund's distributor or transfer agent; (b) providing Customers with a service that invests the assets of their accounts in the Institutional Shares; (c) processing dividend payments from the Fund on behalf of Customers; (d) providing information periodically to Customers showing their positions in the Institutional Shares; (e) arranging for bank wires; (f) providing sub-accounting with respect to the Institutional Shares beneficially owned by Customers or the information to the Fund necessary for sub-accounting; (g) forwarding stockholder communications from the Fund (for example, proxies, stockholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers, if required by law and, (h) providing other


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The Chapman Co.
February 11, 1998
Page 5


similar services to the extent permitted under applicable statutes, rules and regulations. Payments under the Institutional Class Plan are not tied exclusively to the selling and administrative expenses actually incurred by The Chapman Co. or any Service Organization, and the payments may exceed expenses actually incurred by The Chapman Co. or any Service Organization. Furthermore, any portion of any fee paid to The Chapman Co. or to any of its affiliates by the Fund or any of their past profits or other revenue may be used in their sole discretion to provide services to stockholders of the Fund or to foster distribution of the Institutional Shares.

                           (d)  Pursuant to the Institutional Class Plan, the
Fund will pay The Chapman Co. on the first business day of each quarter a fee for the previous quarter calculated at an annual rate of up to .25% of the average daily net assets of the Institutional Shares of the Fund for Selling Services and Administrative Services provided by The Chapman Co. or any Service Organizations to the Institutional Shares pursuant to this Agreement.

                  1.7 The Chapman Co. acknowledges that, whenever in the judgment of the Corporation's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Investor Shares or Institutional Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.8 The Chapman Co. will transmit any orders received by it for purchase or redemption of the Investor Shares and Institutional Shares to Fund/Plan Services, Inc. ("Fund/Plan"), the Fund's transfer and dividend disbursing agent, or its successor of which The Chapman Co. is notified in writing. The Fund will promptly advise The Chapman Co. of the determination to cease accepting orders or selling Investor Shares or Institutional Shares or to recommence accepting orders or selling Investor Shares or Institutional Shares. The Fund (or its agent) will confirm orders for Investor Shares and Institutional Shares placed through The Chapman Co. upon their receipt, or in accordance with any exemptive order of the SEC, and will make appropriate book entries pursuant to the instructions of The Chapman Co. The Chapman Co. agrees to cause payment for Investor Shares and Institutional Shares and instructions as to book entries to be delivered promptly to the Fund (or its agent).

                  1.9 The outstanding Investor Shares and Institutional Shares are subject to redemption as set forth in the prospectus. The price to be paid to redeem the Investor Shares and Institutional Shares will be determined as set forth in the prospectus.


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The Chapman Co.
February 11, 1998
Page 6


                  1.10 The Chapman Co. will prepare and deliver reports to the Treasurer of the Corporation on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement, the Investor Class Plan and the Institutional Class Plan adopted by the Fund pursuant to Rule 12b-1 and the purposes therefor, as well as any supplemental reports as the Directors from time to time may reasonably request.

                  1.11 The Chapman Co. will create and maintain all records required of it pursuant to its duties hereunder in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All such records will be the property of the Corporation and will be available upon request of the Corporation for inspection, copying and use by the Corporation and will be surrendered to the Corporation promptly upon demand of the Corporation. Where applicable, such records will be maintained by The Chapman Co. for the periods and in the places required by Rule 31a-2 under the 1940 Act. Upon termination of this Agreement, The Chapman Co. will promptly surrender all such records to the Corporation or such person as the Corporation may designate.

         2.       DUTIES OF THE FUND

                  2.1 The Corporation, on behalf of the Fund, agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Investor Shares and Institutional Shares for sale in those states that The Chapman Co. may designate.

                  2.2 The Corporation shall furnish from time to time, for use in connection with the sale of the Investor Shares and Institutional Shares, such informational reports with respect to the Fund and the Investor Shares and Institutional Shares as The Chapman Co. may reasonably request, all of which shall be signed by one or more of the Corporation's duly authorized officers; and the Corporation warrants that the statements contained in any such reports, when so signed by one or more of the Corporation's officers, shall be true and correct. The Corporation shall also furnish The Chapman Co. upon request with:
(a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Corporation, (b) semiannual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Corporation, (d) a monthly itemized list of the securities held by the Fund, (e) monthly balance sheets as soon as practicable after the end of each month


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The Chapman Co.
February 11, 1998
Page 7


and (f) from time to time such additional information regarding the Fund's financial condition as The Chapman Co. may reasonably request.

         3.       REPRESENTATIONS AND WARRANTIES

                  The Corporation, on behalf of the Fund, represents to The Chapman Co. that the registration statement has been or will be carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. The Fund represents and warrants to The Chapman Co. that any registration statement pertaining to the Investor Shares and/or Institutional Shares, or prospectus and statement of additional information contained therein, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement with respect to the Investor Shares and/or Institutional Shares, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information with respect to the Investor Shares and/or Institutional Shares when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Investor Shares and/or Institutional Shares. The Chapman Co. may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of The Chapman Co.'s counsel, be necessary or advisable. If the Corporation shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Corporation of a written request from The Chapman Co. to do so, The Chapman Co. may, at its option, terminate this Agreement. The Corporation shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving The Chapman Co. reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information with respect to the Investor Shares and/or Institutional Shares, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.


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The Chapman Co.
February 11, 1998
Page 8


         4.       INDEMNIFICATION

                  4.1 The Corporation, on behalf of the Fund, agrees to indemnify, defend and hold The Chapman Co., its several officers and directors, and any person who controls The Chapman Co. within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which The Chapman Co., its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information with respect to the Investor Shares and/or Institutional Shares, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information with respect to the Investor Shares and/or Institutional Shares, or necessary to make the statements in any of them not misleading; provided, however, that the Corporation's agreement, on behalf of the Fund, to indemnify The Chapman Co., its officers, or directors, and any such controlling person, and any claims, demands, liabilities or expenses arising out of or based upon such indemnity shall be limited to the "assets belonging to" (as such expression is defined in the Corporation's charter) the Fund; and further provided that the Corporation's agreement, on behalf of the Fund, to indemnify The Chapman Co., its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by The Chapman Co. or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information with respect to the Investor Shares and/or Institutional Shares and in such financial and other statements as are furnished to The Chapman Co. pursuant to paragraph 2.2 hereof; and further provided that the Corporation's agreement, on behalf of the Fund, to indemnify The Chapman Co. and the Corporation's representations and warranties, on behalf of the Fund, hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its stockholders to which The Chapman Co. would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of The Chapman Co.'s reckless disregard of its obligations and duties under this Agreement. The Corporation's agreement, on behalf of the Fund, to indemnify The Chapman Co., its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Corporation's being notified of any action brought against The Chapman Co., its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Corporation


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The Chapman Co.
February 11, 1998
Page 9


at its principal office in Baltimore, Maryland and sent to the Corporation by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify the Corporation of any such action shall not relieve the Corporation from any liability that the Corporation may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Corporation's indemnity agreement, on behalf of the Fund, contained in this paragraph 4.1. The Corporation's indemnification agreement, on behalf of the Fund, contained in this paragraph 4.1 and the Corporation's representations and warranties, on behalf of the Fund, in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of The Chapman Co., its officers and directors, or any controlling person, and shall survive the delivery of any of the Corporation's shares. This agreement of indemnity will inure exclusively to The Chapman Co.'s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Corporation, on behalf of the Fund, agrees to notify The Chapman Co. promptly of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issuance and sale of any of the Investor Shares and/or Institutional Shares.

                  4.2 The Chapman Co. agrees to indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation or the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Corporation, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by The Chapman Co. to the Corporation specifically for use in the registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by The Chapman Co. to the Corporation and required to be stated in such answers or necessary to make such information not misleading. The Chapman Co.'s agreement to indemnify the Corporation, its officers and directors, and any such controlling person, as aforesaid, is


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The Chapman Co.
February 11, 1998
Page 10


expressly conditioned upon The Chapman Co.'s being notified of any action brought against the Corporation, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to The Chapman Co. at its principal office in Baltimore, Maryland and sent to The Chapman Co. by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify The Chapman Co. of any such action shall not relieve The Chapman Co. from any liability that The Chapman Co. may have to the Corporation, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of The Chapman Co.'s indemnity agreement contained in this paragraph 4.2. The Chapman Co. agrees to notify the Corporation promptly of the commencement of any litigation or proceedings against The Chapman Co. or any of its officers or directors in connection with the issuance and sale of any of the Investor Shares and/or Institutional Shares.

                  4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         5.       EFFECTIVENESS OF REGISTRATION

                  None of the Investor Shares or Institutional Shares shall be offered by either The Chapman Co. or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of the Investor Shares or Institutional Shares shall be accepted by the Corporation if and so long as the effectiveness of the registration statement shall be suspended under any of the provisions of the 1933 Act or if and so long as the prospectus is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing


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The Chapman Co.
February 11, 1998
Page 11


upon the Corporation's obligation to repurchase its shares from any stockholder in accordance with the provisions of the prospectus or statement of additional information.

         6.       NOTICE TO THE CHAPMAN CO.

                  The Corporation, on behalf of the Fund, agrees to advise The Chapman Co. immediately in writing:

                           (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect with respect to the Investor Shares and/or Institutional Shares or for additional information;

                           (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect with respect to the Investor Shares and/or Institutional Shares or the initiation of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect with respect to the Investor Shares and/or Institutional Shares or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                           (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information with respect to the Investor Shares or Institutional Shares which may from time to time be filed with the SEC.

         7.       TERM OF AGREEMENT

                  This Agreement shall continue until December 29, 1998 with respect to each of the Investor Shares and Institutional Shares, and thereafter shall continue automatically for successive annual periods ending on the anniversary of such date, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Corporation's Board of Directors or (b) a vote of a majority (as defined in the 1940 Act) of each of the outstanding Investor Shares and Institutional Shares, respectively, provided that the continuance is also approved by a vote of a majority of the

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The Chapman Co.
February 11, 1998
Page 12


Corporation's Directors who are not interested persons (as defined in the 1940
Act) of the Corporation and who have no direct or indirect financial interest in the operation of the Investor Class Plan or the Institutional Class Plan, in this Agreement or in any agreement related to the Investor Class Plan or Institutional Class Plan ("Qualified Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Investor Shares or the Institutional Shares without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Qualified Directors or by vote of a majority (as defined in the 1940 Act) of the outstanding Investor Shares or Institutional Shares, as applicable, or (b) on ninety (90) days' written notice by The Chapman Co. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8.       AMENDMENTS

                  This Agreement may not be amended to increase materially the amount of the fee with respect to the Investor Shares and/or Institutional Shares described in Section 1.5 above without approval of at least a majority (as defined in the 1940 Act) of the outstanding Investor Shares and/or Institutional Shares, respectively. In addition, all material amendments to this Agreement must be approved by a vote of the Corporation's Board of Directors, and by a vote of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on the approval.



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The Chapman Co.
February 11, 1998
Page 13


                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                           Very truly yours,

                                           THE CHAPMAN FUNDS, INC., ON
                                           BEHALF OF DEM MULTI-MANAGER BOND
                                           FUND


                                           By: /s/ NATHAN A. CHAPMAN, JR.
                                           ------------------------------
                                           Name: Nathan A. Chapman, Jr.
                                           Title: President


Accepted:

THE CHAPMAN CO.


By: /s/ NATHAN A. CHAPMAN, JR.
    --------------------------
Name:    Nathan A. Chapman, Jr.
Title:   President